UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2020

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2387 Liberty Way

Virginia Beach, Virginia 23456

(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Amendments to Term Loan Credit Agreement

On September 23, 2020, Franchise Group Intermediate Holdco, LLC, a Delaware limited liability company ("Lead Borrower") and an indirect subsidiary of Franchise Group, Inc., a Delaware corporation (the "Company"), Franchise Group New Holdco, LLC, a Delaware limited liability company ("Parent") and the direct parent of Lead Borrower, and various subsidiaries of Parent entered into an Amendment Number Three to Credit Agreement (the “Third Term Loan Amendment”) with the Term Lenders (as defined below) party thereto, GACP Finance Co., LLC, as administrative agent (the “Term Administrative Agent”), and Kayne Solutions Fund, L.P., as collateral agent (the “Term Collateral Agent”), which amended that certain Credit Agreement, dated as of February 14, 2020 (the “Original Term Loan Credit Agreement”, and the Original Term Loan Credit Agreement as amended by Amendment Number One to Credit Agreement, dated as of March 13, 2020, and Limited Waiver, Joinder and Amendment Number Two to Credit Agreement, dated as of May 1, 2020, the “Existing Term Loan Credit Agreement”), by and among Lead Borrower, as lead borrower, Parent, as a guarantor, various subsidiaries of Parent from time to time party thereto as borrowers or guarantors (together with Lead Borrower and Parent, the “Term Loan Loan Parties”), various lenders from time to time party thereto (the “Term Lenders”), the Term Administrative Agent and the Term Collateral Agent. On September 25, 2020, the Term Loan Loan Parties entered into an Amendment Number Four to Credit Agreement (the “Fourth Term Loan Amendment”, and together with the Third Term Loan Amendment, the “Term Loan Amendments”) with the Term Lenders, the Term Administrative Agent and the Term Collateral Agent, which amended the Existing Credit Agreement (as amended by the Third Term Loan Amendment) (the Existing Credit Agreement, as amended by the Term Loan Amendments, the “Term Loan Credit Agreement”).

The Term Loan Amendments amended the Existing Term Loan Credit Agreement to, among other things, (i) facilitate the entry into the New ABL Credit Agreement (as defined below), (ii) permit sales of real property of the Term Loan Loan Parties and the use of the net proceeds therefrom to repay the obligations under the Term Loan Credit Agreements and (iii) provide for certain exclusions to prepayment premiums required under the Existing Term Loan Credit Agreement.

The foregoing descriptions are subject to, and qualified in their entirety by, the full texts of the Term Loan Amendments, which are incorporated herein by reference to Exhibits 10.1-10.2 to this Current Report on Form 8-K.

New ABL Credit Agreement

On September 23, 2020, Lead Borrower, as lead borrower, certain direct and indirect subsidiaries of Parent from time to time party thereto as borrowers (together with Lead Borrower, collectively, the "New ABL Borrowers"), Parent, as a guarantor, and certain direct and indirect subsidiaries of Parent from time to time party thereto as guarantors (together with Parent, the “New ABL Guarantors”, and the New ABL Guarantors together with the New ABL Borrowers, the “New ABL Loan Parties”) entered into an ABL Credit Agreement (the “New ABL Credit Agreement”) with various lenders from time to time party thereto (the “New ABL Lenders”), Citizens Bank, N.A., as administrative agent and collateral agent (in such capacities, the “New ABL Agent”) and the other persons from time to time party thereto. The New ABL Credit Agreement provides for a senior secured revolving loan facility (the “New ABL Revolver”) with commitments available to the New ABL Borrowers of the lesser of (i) $125.0 million and (ii) a borrowing base based on the eligible credit card receivables, accounts, inventory and revenue due under certain rental agreements, less certain reserves, of Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company and an indirect subsidiary of the Company, and Franchise Group Intermediate B, LLC, a Delaware limited liability company and an indirect subsidiary of the Company, and each of their direct and indirect subsidiaries, in each case to the extent such persons are New ABL Loan Parties (collectively, the “Core New ABL Loan Parties”). The New ABL Credit Agreement also includes a $15.0 million swingline subfacility and a $15.0 million letter of credit subfacility.

The New ABL Borrowers’ obligations under the New ABL Credit Agreement are guaranteed by the New ABL Guarantors, and are required to be guaranteed by each of Parent’s direct and indirect subsidiaries (other than certain excluded subsidiaries) existing from time to time. The obligations of the New ABL Borrowers under the New ABL Credit Agreement are secured on a first priority basis by, subject to certain exceptions, credit card receivables, accounts receivable, deposit accounts, securities accounts, inventory and rental agreements of the New ABL Loan Parties (other than, to the extent constituting New ABL Loan Parties, the Liberty Parties), are secured on a second priority basis by substantially all other assets of the New ABL Loan Parties, and are required to be secured by each of Parent’s direct and indirect subsidiaries (other than certain excluded subsidiaries) existing from time to time. The New ABL Borrowers borrowed approximately $32.7 million on September 23, 2020, the proceeds of which were used to prepay certain existing indebtedness under the Existing ABL Credit Agreement (as defined below), to pay fees and expenses in connection with the New ABL Credit Agreement and the Term Loan Amendment, and for general corporate purposes.

The New ABL Revolver will mature on the earlier of September 23, 2025 and the maturity date under the Term Loan Credit Agreement (i.e., February 14, 2025), unless the maturity is accelerated subject to the terms set forth in the New ABL Credit Agreement. Borrowings under the New ABL Revolver will, at Lead Borrower’s option, bear interest at either (i) a rate per annum based on LIBOR for an interest period of one, two, three or six months (or, if all applicable New ABL Lenders agree, twelve months), plus an interest rate margin that ranges from 3.50% to 3.75%, depending on the total leverage ratio of the Core New ABL Loan Parties, with a 1.00% LIBOR floor (a “New ABL LIBOR Loan”), or (ii) an alternate base rate determined as provided in the New ABL Credit Agreement, plus an interest rate margin that ranges from 2.50% to 2.75%, depending on the total leverage ratio of the Core New ABL Loan Parties, with an effective 2.00% alternate base rate floor (a “New ABL ABR Loan”). Interest on New ABL LIBOR Loans is payable in arrears at the end of each applicable interest period (and, with respect to any six- or twelve-month interest period, at three month intervals after the first day of such interest period), and interest on New ABL ABR Loans is payable in arrears on the first day of each month.

If the sum of the outstanding principal amount of the outstanding loans (including swingline loans) under the New ABL Revolver and the outstanding amount of letter of credit obligations thereunder exceeds the borrowing base (as tested on a fiscal monthly basis, subject to weekly testing under certain circumstances), the New ABL Borrowers are required to prepay the loans under the New ABL Revolver (including swingline loans) or cash collateralize letters of credit thereunder in the amount of any such excess. The New ABL Borrowers are also required to prepay the loans under the New ABL Revolver, subject to the agreements between the New ABL Lenders and the Term Lenders, with the net cash proceeds of certain other customary events (subject to certain customary reinvestment rights). The New ABL Borrowers may make voluntary prepayments of the loans under the New ABL Revolver from time to time. Amounts repaid may be re-borrowed, subject to compliance with the borrowing base and the other conditions set forth in the New ABL Credit Agreement. The New ABL Borrowers may be required to pay LIBOR breakage and redeployment costs in certain limited circumstances.

The New ABL Credit Agreement and the New ABL Security Agreement (as defined below) include customary affirmative and negative covenants binding on the New ABL Loan Parties, including delivery of financial statements and other reports. The negative covenants limit the ability of the New ABL Loan Parties and certain of their direct and indirect subsidiaries, among other things, to incur debt, incur liens, make investments, sell assets, pay dividends on their capital stock and enter into transactions with affiliates. The New ABL Credit Agreement also includes a covenant that availability must not be less than the greater of $12.5 million and 12.5% of the lesser of $125.0 million and the borrowing base. In addition, the New ABL Credit Agreement includes customary events of default, the occurrence of which may require that the New ABL Borrowers pay an additional 2.0% interest on the outstanding loans under the New ABL Revolver. The New ABL Credit Agreement also includes passive holding company covenants binding on Parent.

The foregoing description is subject to, and qualified in its entirety by, the full texts of each of the New ABL Credit Agreement and the ABL Security Agreement, dated as of September 23, 2020 (the “New ABL Security Agreement”), by and among the New ABL Loan Parties, as grantors, in favor of New ABL Agent, each of which is incorporated herein by reference to Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on February 14, 2020, Lead Borrower, as lead borrower, certain direct and indirect subsidiaries of Parent from time to time party thereto as borrowers (together with Lead Borrower, collectively, the "Existing ABL Borrowers"), Parent, as a guarantor, and certain direct and indirect subsidiaries of Parent from time to time party thereto as guarantors entered into an ABL Credit Agreement (as amended, the "Existing ABL Credit Agreement") with the lenders from time to time party thereto (the "Existing ABL Lenders") and GACP Finance Co., LLC, as administrative agent and collateral agent (the "Existing ABL Agent"). The Existing ABL Credit Agreement provided for a $100.0 million senior secured asset-based term loan (the "Existing ABL Term Loan") to be made by the Existing ABL Lenders to certain of the Existing ABL Borrowers on February 14, 2020. The proceeds of the Existing ABL Term Loan were used, together with certain other funds, to consummate the acquisition (the “Merger”) by Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company and an indirect subsidiary of the Company, of American Freight Group, Inc., a Delaware corporation (now known as American Freight Group, LLC, a Delaware limited liability company) (“American Freight”), on February 14, 2020, to prepay certain existing indebtedness of American Freight and its direct and indirect subsidiaries and certain other indirect subsidiaries of the Company, to pay fees and expenses in connection with the Merger, the Existing ABL Credit Agreement and the Original Term Loan Credit Agreement, and for general corporate purposes. On September 23, 2020, the Borrowers repaid in full all amounts that were outstanding under the Existing ABL Term Loan and terminated the Existing ABL Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

10.1	Amendment Number Three to Credit Agreement, dated as of September 23, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of their direct and indirect subsidiaries named therein, the lenders named therein, GACP Finance Co., LLC, as administrative agent, and Kayne Solutions Fund, L.P., as collateral agent.

10.2	Amendment Number Four to Credit Agreement, dated as of September 25, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of their direct and indirect subsidiaries named therein, the lenders named therein, GACP Finance Co., LLC, as administrative agent, and Kayne Solutions Fund, L.P., as collateral agent.

10.3	ABL Credit Agreement, dated as of September 23, 2020, by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of their direct and indirect subsidiaries named therein, the lenders named therein, Citizens Bank, N.A., as administrative agent and collateral agent, and the other persons named therein.*

10.4	ABL Security Agreement, dated as of September 23, 2020, by and among by and among Franchise Group New Holdco, LLC, Franchise Group Intermediate Holdco, LLC, each of their direct and indirect subsidiaries named therein and Citizens Bank, N.A., as administrative agent and collateral agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Pursuant to Item 601(b)(10) of Regulation S-K, certain annexes to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted annex to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: September 28, 2020	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer